UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXCEN BRANDS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-2783217 (I.R.S. Employer Identification Number)

1330 Avenue of the Americas, 34th Floor New York, NY (Address of Principal Executive Offices)	10019 (Zip Code)

1999 Equity Incentive Plan
(Full title of the plan)

Kenneth J. Hall
Chief Executive Officer
1330 Avenue of the Americas, 34th Floor
New York, NY 10019
(Name and address of agent for service)
(212) 277-1100
(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Mark D. Director, Esq. Andrew M. Herman, Esq. Kirkland & Ellis LLP 655 15th Street, N.W. Washington, DC 20005 (202) 879-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of "large accelerated filer,” “accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☑

Explanatory Note:

NexCen Brands, Inc. (the “Company”), filed Form S-8 Registration Statement No. 333-52220 (the “Registration Statement”) on December 19, 2000.  As the Company is not presently eligible to use Form S-8, the purpose of this Post-effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister any remaining shares of the Company’s common stock, par value $0.01, registered pursuant to the Registration Statement but not sold pursuant to the Registration Statement as of the date this Post-effective Amendment No. 1 is filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 4, 2010.

NEXCEN BRANDS, INC.

By:	/s/ Kenneth J. Hall
KENNETH J. HALL
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kenneth J. Hall	Chief Executive Officer, Chief Financial Officer	August 4, 2010
KENNETH J. HALL	(Principal Executive Officer and Principal Financial Officer)

/s/ Brian Lane	Vice President, Chief Accounting Officer	August 4, 2010
BRIAN LANE	(Principal Accounting Officer)

/s/ David S. Oros	Chairman of the Board	August 4, 2010
DAVID S. OROS

/s/ James T. Brady	Director	August 4, 2010
JAMES T. BRADY

/s/ Paul Caine	Director	August 4, 2010
PAUL CAINE

/s/ Edward J. Mathias	Director	August 4, 2010
EDWARD J. MATHIAS

/s/ George P. Stamas	Director	August 4, 2010
GEORGE P. STAMAS